Fourth Quarter 2024 Earnings Release

Exhibit 99.1

RPC, Inc. Reports Fourth Quarter And Full Year 2024 Financial Results

And Declares Regular Quarterly Cash Dividend

ATLANTA, January 30, 2025 - RPC, Inc. (NYSE: RES) (“RPC” or the “Company”), a leading diversified oilfield services company, announced its unaudited results for the fourth quarter and full year ended December 31, 2024.

* Non-GAAP and adjusted measures, including adjusted operating income, adjusted net income, adjusted earnings per share (diluted), EBITDA and adjusted EBITDA, adjusted EBITDA margin, and free cash flow are reconciled to the most comparable GAAP measures in the appendices of this earnings release.

* Sequential comparisons are to 3Q:24. The Company believes quarterly sequential comparisons are most useful in assessing industry trends and RPC’s recent financial results. Both sequential and year-over-year comparisons are available in the tables at the end of this earnings release.

Fourth Quarter 2024 Results

●	Revenues decreased 1% sequentially to $335.4 million
●	Net income was $12.8 million, down 32% sequentially, and diluted Earnings Per Share (EPS) was $0.06; Net income margin decreased 180 basis points to 3.8%
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) was $46.1 million, down 17% sequentially; Adjusted EBITDA margin decreased 270 basis points to 13.7%
●	Results reflected improved utilization driving higher revenues in pressure pumping, while the Company’s other service lines’ revenues were generally lower due to seasonal softness

Full Year 2024 Results

●	Revenues decreased 13% versus prior year to $1.4 billion
●	Net income was $91.4 million and diluted Earnings Per Share (EPS) was $0.43; Net income margin was 6.5%
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) was $233.0 million; Adjusted EBITDA margin was 16.5%
●	Net cash flow from operating activities was $349.4 million and free cash flow was $129.5 million
●	The Company remained debt-free, paid $34.4 million in dividends, and repurchased $9.9 million of common stock in 2024 (including $7.5 million of buyback program repurchases)

Management Commentary

“We finished 2024 with a slight sequential improvement in pressure pumping results, while the rest of the business was generally soft, reflecting typically lower fourth quarter customer activity,” stated Ben M. Palmer, RPC’s President and Chief Executive Officer. “The improved utilization of our pressure pumping assets, off a weak third quarter, was driven by tier 4 dual fuel asset demand. While there is some general energy sector optimism regarding the new presidential administration, the oilfield services industry remains highly competitive.”

“Looking forward in 2025, we are optimistic about our new products and services in downhole tools gaining traction after early positive results in 2024. We plan to continue investing in innovation across the business and

Fourth Quarter 2024 Earnings Release

project capital spending in the range of $150 million to $200 million this year. Pursuing acquisitions to expand our business remains another key strategic priority, and we remain focused on targeting high cash flow, profitable operations with strong customer bases. Our debt-free balance sheet remains strong and liquid, with over $300 million in cash at year end to fund organic investments, potential acquisitions and capital returns to our investors,” concluded Palmer.

Selected Industry Data (Source: Baker Hughes, Inc., U.S. Energy Information Administration)

	4Q:24	3Q:24	Change	% Change	4Q:23	Change	% Change
U.S. rig count (avg)	586	586	—	—%	622	(36)	(5.8)%
Oil price ($/barrel)	$70.59	$76.57	$(5.98)	(7.8)%	$78.52	$(7.93)	(10.1)%
Natural gas ($/Mcf)	$2.43	$2.10	$0.33	15.7%	$2.74	$(0.31)	(11.3)%

4Q:24 Consolidated Financial Results (Sequential Comparisons versus 3Q:24)

Revenues were $335.4 million, down 1%. Revenues for pressure pumping, the Company’s largest service line, increased 3%, while all other service lines combined decreased 3%. Within the Technical Services segment, pressure pumping revenues increased primarily due to higher asset utilization, while pricing remains highly competitive in the marketplace. Coiled tubing revenues also increased after a soft third quarter with growth across several large customers, including some new business gains. Service lines such as downhole tools (Technical Services segment) and rental tools (Support Services segment) were lower in the quarter due to seasonal slowdowns. New product launches in downhole tools continued to gain initial customer acceptance and are expected to contribute more meaningfully in 2025.

Cost of revenues, which excludes depreciation and amortization of $32.0 million, was $250.2 million, up from $247.5 million. These costs increased 1% during the quarter despite a modest revenue decline. The increase was primarily due to higher insurance costs. In addition, employee benefit costs increased but were offset by lower maintenance and repair (“M&R”) expenses. M&R decreased after a high third quarter as the Company performed maintenance activities during that lower utilization period.

Selling, general and administrative expenses were $41.2 million, up from $37.7 million; as a % of revenues, SG&A increased 110 basis points to 12.3% due primarily to the timing of incentive costs.

Interest income totaled $3.3 million, reflecting lower interest rates, partially offset by higher cash balances.

Income tax provision was $1.3 million, or 9.1% of income before income taxes, below the Company’s typical tax rate, primarily due to the implementation of certain tax planning strategies and interest received on tax refunds.

Net income and diluted EPS were $12.8 million and $0.06, respectively, down from $18.8 million and $0.09, respectively, in 3Q:24. Net income margin decreased 180 basis points sequentially to 3.8%.

Adjusted EBITDA was $46.1 million, down from $55.2 million, reflecting slightly lower revenues, associated negative operating leverage and fixed cost absorption, and the insurance costs referenced above. Adjusted EBITDA margin decreased 270 basis points sequentially to 13.7%.

Non-GAAP adjustments: there were no adjustments to GAAP performance measures in 4Q:24 other than those necessary to calculate EBITDA, Adjusted EBITDA and free cash flow (see Appendices A, B, C and D).

Balance Sheet, Cash Flow and Capital Allocation

Fourth Quarter 2024 Earnings Release

Cash and cash equivalents were $326.0 million at the end of 2024, with no outstanding borrowings under the Company’s $100 million revolving credit facility (facility subject to $16.3 million outstanding letters of credit).

Net cash provided by operating activities and free cash flow were $349.4 million and $129.5 million, respectively, in 2024. Operating cash flow benefitted from the $53 million tax refund received in 2Q:24 as well as other favorable working capital timing inflows during 4Q:24.

Payment of dividends totaled $34.4 million in 2024. The Board of Directors declared a regular quarterly cash dividend of $0.04 per share, payable on March 10, 2025, to common stockholders of record at the close of business on February 10, 2025.

Share repurchases totaled $9.9 million in 2024. Buybacks under the Company’s share repurchase program totaled $7.5 million in 2024 (1,010,258 shares).

Segment Operations: Sequential Comparisons (versus 3Q:24)

Technical Services performs value-added completion, production and maintenance services directly to a customer’s well. These services include pressure pumping, downhole tools, coiled tubing, cementing, and other offerings.

-	Revenues were essentially unchanged at $314.6 million
-	Operating income was $10.6 million, down 35%
-	Results were driven primarily by higher direct costs (insurance-related) and SG&A costs despite flat revenues

Support Services provides equipment for customer use or services to assist customer operations, including rental tools, and pipe inspection services and storage.

-	Revenues were $20.7 million, down 14%
-	Operating income was $2.6 million, down 51%
-	Results were driven by lower activity in rental tools and the high fixed-cost nature of these service lines

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2024	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Technical Services	$314,635	$313,492	$371,059	$1,326,005	$1,516,137
Support Services	20,726	24,160	23,472	88,994	101,337
Total revenues	$335,361	$337,652	$394,531	$1,414,999	$1,617,474
Operating income:
Technical Services	$10,603	$16,344	$46,442	$89,101	$245,904
Support Services	2,572	5,286	5,036	15,836	26,461
Corporate expenses	(4,515)	(4,216)	(3,880)	(15,598)	(18,473)
Pension settlement charges	—	—	—	—	(18,286)
Gain on disposition of assets, net	1,857	1,790	1,615	8,199	9,344
Total operating income	$10,517	$19,204	$49,213	$97,538	$244,950
Interest expense	(130)	(261)	(95)	(724)	(341)
Interest income	3,303	3,523	2,596	13,134	8,599
Other income, net	350	1,005	839	2,854	3,035
Income before income taxes	$14,040	$23,471	$52,553	$112,802	$256,243

Conference Call Information

Fourth Quarter 2024 Earnings Release

RPC, Inc. will hold a conference call today, January 30, 2025, at 9:00 a.m. ET to discuss the results for the quarter. Interested parties may listen in by accessing a live webcast in the investor relations section of RPC, Inc.’s website at www.rpc.net. The live conference call can also be accessed by calling (888) 440-5966, or (646) 960-0125 for international callers, and use conference ID number 9842359. For those not able to attend the live conference call, a replay will be available in the investor relations section of RPC, Inc.’s website beginning approximately two hours after the call and for a period of 90 days.

About RPC

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

Forward Looking Statements

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements that look forward in time or express management’s beliefs, expectations or hopes. In particular, such statements include, without limitation: statements regarding our optimism about our new products and services in downhole tools gaining traction after early positive results in 2024, our plan to continue investing in innovation across the business, statements regarding projected capital spending in the range of $150 million to $200 million in 2025, statements regarding acquisitions to expand our business remaining a key strategic priority and our focus on targeting high cash flow, profitable operations with strong customer bases, our belief that with over $300 million in cash at year end we will be able to fund organic investments, potential acquisitions and capital returns to our investors, and that new product launches in downhole tools are expected to contribute more meaningfully in 2025. Risk factors that could cause such future events not to occur as expected include the following: the price of oil and natural gas and overall performance of the U.S. economy, both of which can impact capital spending by our customers and demand for our services; business interruptions due to adverse weather conditions; changes in the competitive environment of our industry; political instability in the petroleum-producing regions of the world; the actions of the OPEC oil cartel; our customers’ drilling and production activities; the risk that our assessments, such as regarding the oversupplied nature of oilfield services, will turn out incorrect; and our ability to identify and complete acquisitions and/or other strategic investments or transactions. Additional factors that could cause the actual results to differ materially from management’s projections, forecasts, estimates, and expectations are contained in RPC’s Form 10-K for the year ended December 31, 2023.

For information about RPC, Inc., please contact:

Mark Chekanow, CFA, Vice President Investor Relations

(404) 419-3809

mark.chekanow@rpc.net

Michael L. Schmit, Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Fourth Quarter 2024 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$335,361	$337,652	$394,531	$1,414,999	$1,617,474
COSTS AND EXPENSES:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	250,248	247,507	279,399	1,036,648	1,089,519
Selling, general and administrative expenses	41,249	37,697	38,127	156,437	165,940
Pension settlement charges	—	—	—	—	18,286
Depreciation and amortization	35,204	35,034	29,407	132,575	108,123
Gain on disposition of assets, net	(1,857)	(1,790)	(1,615)	(8,199)	(9,344)
Operating income	10,517	19,204	49,213	97,538	244,950
Interest expense	(130)	(261)	(95)	(724)	(341)
Interest income	3,303	3,523	2,596	13,134	8,599
Other income, net	350	1,005	839	2,854	3,035
Income before income taxes	14,040	23,471	52,553	112,802	256,243
Income tax provision	1,278	4,675	12,294	21,358	61,130
NET INCOME	$12,762	$18,796	$40,259	$91,444	$195,113

EARNINGS PER SHARE
Basic	$0.06	$0.09	$0.19	$0.43	$0.90
Diluted	$0.06	$0.09	$0.19	$0.43	$0.90

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	214,950	214,976	216,006	214,942	216,472
Diluted	214,950	214,976	216,006	214,942	216,472

Fourth Quarter 2024 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(In thousands)
	December 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$325,975	$223,310
Accounts receivable, net	276,577	324,915
Inventories	107,628	110,904
Income taxes receivable	4,332	52,269
Prepaid expenses	16,136	12,907
Other current assets	2,194	2,768
Total current assets	732,842	727,073
Property, plant and equipment, net	513,516	435,139
Operating lease right-of-use assets	27,465	24,537
Finance lease right-of-use assets	4,400	1,036
Goodwill	50,824	50,824
Other intangibles, net	13,843	12,825
Retirement plan assets	30,666	26,772
Other assets	12,933	8,639
Total assets	$1,386,489	$1,286,845

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable	$84,494	$85,036
Accrued payroll and related expenses	25,243	30,956
Accrued insurance expenses	7,942	5,340
Accrued state, local and other taxes	3,234	4,461
Income taxes payable	446	275
Unearned revenue	45,376	15,743
Current portion of operating lease liabilities	7,108	7,367
Current portion of finance lease liabilities and finance obligations	3,522	375
Accrued expenses and other liabilities	4,548	2,304
Total current liabilities	181,913	151,857
Long-term accrued insurance expenses	12,175	10,202
Long-term Retirement plan liabilities	24,539	23,724
Long-term operating lease liabilities	21,724	18,600
Long-term finance lease liabilities	559	819
Other long-term liabilities	9,099	7,840
Deferred income taxes	58,189	51,290
Total liabilities	308,198	264,332

STOCKHOLDERS' EQUITY
Common stock	21,494	21,502
Capital in excess of par value	—	—
Retained earnings	1,059,625	1,003,380
Accumulated other comprehensive loss	(2,828)	(2,369)
Total stockholders' equity	1,078,291	1,022,513
Total liabilities and stockholders' equity	$1,386,489	$1,286,845

Fourth Quarter 2024 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(In thousands)
Twelve Months Ended December 31,	2024	2023
	(Unaudited)
OPERATING ACTIVITIES
Net income	$91,444	$195,113
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132,575	108,123
Pension settlement charge	—	18,286
Working capital	116,663	57,810
Other operating activities	8,704	15,431
Net cash provided by operating activities	349,386	394,763

INVESTING ACTIVITIES
Capital expenditures	(219,930)	(181,005)
Proceeds from sale of assets	18,379	18,091
Purchase of business	—	(78,798)
Net cash used for investing activities	(201,551)	(241,712)

FINANCING ACTIVITIES
Payment of dividends	(34,433)	(34,562)
Cash paid for common stock purchased and retired	(9,938)	(21,088)
Cash paid for finance lease and finance obligations	(799)	(515)
Net cash used for financing activities	(45,170)	(56,165)

Net increase in cash and cash equivalents	102,665	96,886
Cash and cash equivalents at beginning of period	223,310	126,424
Cash and cash equivalents at end of period	$325,975	$223,310

Non-GAAP Measures

RPC, Inc. has used the non-GAAP financial measures of adjusted operating income, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, and free cash flow in today's earnings release. These measures should not be considered in isolation or as a substitute for performance or liquidity measures prepared in accordance with GAAP. Management believes that presenting these non-GAAP measures enables investors to compare the operating performance of our core business consistently over various time periods, and in the case of EBITDA and adjusted EBITDA, without regard to changes in our capital structure. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating RPC's liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, RPC’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our Condensed Consolidated Statements of Cash Flows.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP

Fourth Quarter 2024 Earnings Release

in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth in the appendices below are reconciliations of these non-GAAP measures with their most directly comparable GAAP measures. These reconciliations also appear on RPC, Inc.'s investor website, which can be found on the Internet at www.rpc.net.

Appendix A

(Unaudited)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2024	2024	2023	2024	2023
Reconciliation of Operating Income to Adjusted Operating Income

Operating income	$10,517	$19,204	$49,213	$97,538	$244,950
Add: Pension settlement charges	—	—	—	—	18,286
Adjusted operating income	$10,517	$19,204	$49,213	$97,538	$263,236

Appendix B

(Unaudited)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2024	2024	2023	2024	2023
Reconciliation of Net Income to Adjusted Net Income

Net income	$12,762	$18,796	$40,259	$91,444	$195,113
Adjustments:
Add: Pension settlement charges, before taxes	—	—	—	—	18,286
Less: Tax effect of pension settlement charges	—	—	—	—	(4,370)
Total adjustments, net of tax	—	—	—	—	13,916
Adjusted net income	$12,762	$18,796	$40,259	$91,444	$209,029

(Unaudited)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Diluted earnings per share	$0.06	$0.09	$0.19	$0.43	$0.90
Adjustments:
Add: Pension settlement charges, before taxes	—	—	—	—	0.09
Less: Tax effect of pension settlement charges	—	—	—	—	(0.02)
Total adjustments, net of tax	—	—	—	—	0.07
Adjusted diluted earnings per share	$0.06	$0.09	$0.19	$0.43	$0.97

Weighted average shares outstanding (in thousands)	214,950	214,976	216,006	214,942	216,472

Fourth Quarter 2024 Earnings Release

Appendix C

(Unaudited)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands)	2024	2024	2023	2024	2023
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$12,762	$18,796	$40,259	$91,444	$195,113
Adjustments:
Add: Income tax provision	1,278	4,675	12,294	21,358	61,130
Add: Interest expense	130	261	95	724	341
Add: Depreciation and amortization	35,204	35,034	29,407	132,575	108,123
Less: Interest income	3,303	3,523	2,596	13,134	8,599
EBITDA	$46,071	$55,243	$79,459	$232,967	$356,108
Add: Pension settlement charges	—	—	—	—	18,286
Adjusted EBITDA	$46,071	$55,243	$79,459	$232,967	$374,394

Revenues	$335,361	$337,652	$394,531	$1,414,999	$1,617,474

Net income margin(1)	3.8%	5.6%	10.2%	6.5%	12.1%

Adjusted EBITDA margin(1)	13.7%	16.4%	20.1%	16.5%	23.1%

(1) Net income margin is calculated as net income divided by revenues. EBITDA margin is calculated as EBITDA divided by revenues.

Appendix D

(Unaudited)	Twelve Months Ended
	December 31,	December 31,
(In thousands)	2024	2023
Reconciliation of Operating Cash Flow to Free Cash Flow
Net cash provided by operating activities	$349,386	$394,763
Capital expenditures	(219,930)	(181,005)
Free cash flow	$129,456	$213,758